UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14 (a) of the Securities
Exchange Act of 1934 (Amendment No. )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐    Preliminary Proxy Statement        ☐     CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
☐    Definitive Proxy Statement
☒    Definitive Additional Materials
☐    Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

WHIRLPOOL CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person (s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒    No fee required.
☐    Fee computed on table below per Exchange Act Rules 14a-6 (i) (4) and 0-11.
(1)    Title of each class of securities to which transactions applies:
(2)    Aggregate number of securities to which transaction applies:
(3)    Per unit price or other underlying value of transactions computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)    Proposed maximum aggregate value of transaction:
(5)    Total fee paid:
☐    Fee paid previously with preliminary materials.
☐    Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)    Amount Previously Paid:
(2)    Form, Schedule or Registration Statement No.:
(3)    Filing Party:
(4)    Date Filed:
Notes:
Reg. (S) 240.14a-101
SEC 1913 (3–99)

The following press release was issued by Whirlpool Corporation on April 3, 2020:

Contact: Whirlpool Corporation
Media: Whirlpool Corporation Press Office, 269/923-7405
Media@Whirlpool.com
Financial: Roxanne Warner, 269/923-2641
Investor_Relations@Whirlpool.com

Whirlpool Corporation to Webcast 2020 Annual Meeting of Stockholders

BENTON HARBOR, Mich., April 3, 2020 - Whirlpool Corporation (NYSE: WHR) will hold its Annual Meeting of Stockholders (“Annual Meeting”) on Tuesday, April 21, 2020 at 8:00 a.m. CT. The meeting, which will be held in a virtual format only, will be webcast to the public and can be accessed at: http://www.virtualshareholdermeeting.com/WHR2020. A replay of the webcast will be available on the Company’s Investor Relations website (investors.whirlpoolcorp.com) under “Events & Presentations”.

As described in the proxy materials for the Annual Meeting, you are entitled to vote in the Annual Meeting if you were a stockholder as of the close of business on February 24, 2020, the record date, or hold a legal proxy for the meeting provided by your bank, broker, or nominee. To vote or ask questions in the virtual meeting, you must enter the control number found on your proxy card, voting instruction form or notice you previously received.

Whirlpool Corporation has decided to hold the Annual Meeting in a virtual meeting format for this year only, in light of public health concerns regarding the COVID-19 outbreak. We have designed the format of the Annual Meeting to ensure that stockholders are afforded the same rights and opportunities to participate as they would at an in-person meeting, using online tools to ensure stockholder access and participation.

About Whirlpool
Whirlpool Corporation (NYSE: WHR) is the leading major appliance manufacturer in the world, with approximately $20 billion in annual sales, 77,000 employees and 59 manufacturing and technology research centers in 2019. The company markets Whirlpool, KitchenAid, Maytag, Consul, Brastemp, Amana, Bauknecht, JennAir, Indesit and other major brand names in nearly every country throughout the world. Additional information about the company can be found at whirlpoolcorp.com.

Website Disclosure
We routinely post important information for investors on our website, whirlpoolcorp.com, in the "Investors" section. We also intend to update the Hot Topics Q&A portion of this webpage as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investors section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our webpage is not incorporated by reference into, and is not a part of, this document.